Exhibit 24.1


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Fanny P. Narvaez, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as director or officer of Lion Gri International, Inc.) to sign any and all amendment (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




S/ Maria Gracia Rosales                           May 5, 2006
------------------------------------------        ------------------------------
Maria Gracia Rosales                              Date
Chairman of the Board



S/ Maria-Fernanda Rosales                         May 5, 2006
------------------------------------------        ------------------------------
Maria-Fernanda Rosales,                           Date
Director